UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2014

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive Suite 200 Indianapolis, Indiana	46214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 25, 2014, Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT), a Delaware limited partnership (the “Partnership”), as guarantor, and its wholly owned subsidiary Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership (“Calumet” and, together with the Partnership, the “Calumet Parties”), entered into a securities purchase agreement (the “Acquisition Agreement”) with ADF Holdings, Inc., a Delaware corporation (“Anchor”), the sellers named therein (the “Sellers”) and GarMark Advisors II L.L.C., a Delaware limited liability company, as the Sellers’ representative, pursuant to which Calumet will acquire all of the outstanding shares of common stock (the “Shares”) of Anchor, the parent company of Anchor Drilling Fluids USA, Inc. Under the Acquisition Agreement, Calumet will acquire the Shares (the “Anchor Acquisition”) for an aggregate cash purchase price of approximately $235 million, subject to customary purchase price adjustments. The Partnership intends to finance the Anchor Acquisition through the issuance of debt securities or borrowings under its revolving credit facility. The Anchor Acquisition is expected to close on or about March 31, 2014, subject to customary closing conditions.

Calumet, Anchor and the Sellers have made customary representations and warranties and have agreed to customary covenants in the Acquisition Agreement, including the agreement by Anchor, subject to certain exceptions, to conduct its business in the regular and ordinary course, to use reasonable efforts to preserve its present lines of business and to refrain from engaging in certain activities during the period from the execution of the Acquisition Agreement to the closing of the Anchor Acquisition. The consummation of the Anchor Acquisition is subject to the satisfaction of customary closing conditions, including, among other things, the absence of legal impediments prohibiting the Anchor Acquisition and the absence of a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Anchor and its subsidiaries on a consolidated basis. The Acquisition Agreement provides that the closing will occur on March 31, 2014 or the first business day following March 31, 2014 and full satisfaction or waiver of all of the closing conditions (other than those to be satisfied at the closing, but subject to the satisfaction thereof). There is no assurance that all of the conditions to the consummation of the Anchor Acquisition will be satisfied.

The Acquisition Agreement contains certain customary termination rights for both Calumet and the Sellers, including, among others, the right of either party to terminate the Acquisition Agreement if, subject to certain exceptions, the Anchor Acquisition is not consummated by April 30, 2014. In the event of a termination of the Acquisition Agreement, neither Calumet nor the Sellers will be required to pay a termination fee. However, in the event either party terminates the Acquisition Agreement because of a breach by the other party of any of its obligations, representations, warranties, agreements or covenants, the breaching party may be liable for any and all damages of the terminating party arising from willful or knowing breaches of the Acquisition Agreement occurring prior to the time of such termination.

The foregoing description of the Acquisition Agreement provides only a summary of the Acquisition Agreement and the transactions contemplated thereunder, does not purport to be complete and is subject to and is qualified in its entirety by, reference to the full text of the Acquisition Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 26, 2014, the Partnership issued a press release announcing the Anchor Acquisition. A copy of the press release is attached hereto as Exhibit 99.1. The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by the Partnership under the Exchange Act or the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this Current Report on Form 8-K may constitute “forward-looking statements.” The words “may,” “intend,” “believe,” “expect,” “anticipate,” “estimate” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements include, without limitation, satisfaction of the conditions to the closing of the Anchor Acquisition and the possibility that the Anchor Acquisition will not close; timing of the completion of the proposed Anchor Acquisition; and the Partnership’s plans for financing the Anchor Acquisition. These forward-looking statements are based on the Partnership’s current expectations and beliefs concerning future developments and their potential effect on the Partnership. While the Partnership believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Partnership will be those that the Partnership currently anticipates. All subsequent written and oral forward-looking statements concerning the Calumet Parties, Anchor, the proposed transactions or other matters, and attributable to the Calumet Parties or Anchor or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Item 8.01 Other Events.

For the year ended December 31, 2012, Anchor generated net sales of approximately $309.6 million and EBITDA of approximately $26.3 million. The Partnership expects Anchor to report a year-over-year increase in EBITDA for the year ended December 31, 2013 of approximately 20%.

The historical financial statements of Anchor and the pro forma financial statements for the Anchor Acquisition are not included in this Current Report on Form 8-K. These financial statements will be provided in a subsequent Current Report on Form 8-K as required by Securities and Exchange Commission regulations.

Non-GAAP Financial Measure

The Partnership includes in this Current Report on Form 8-K the non-GAAP financial measure EBITDA of Anchor and provides a reconciliation of EBITDA of Anchor to net income of Anchor, the most directly comparable financial performance measure calculated and presented in accordance with GAAP.

EBITDA is used as a supplemental financial measure by the Partnership’s management and by external users of the Partnership’s financial statements, such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of the Partnership’s assets without regard to financing methods, capital structure or historical cost basis;

•	the Partnership’s operating performance and return on capital as compared to those of other companies in the Partnership’s industry, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

The Partnership believes that EBITDA is useful to analysts and investors as it excludes transactions not related to the core cash operating activities. The Partnership believes that excluding these transactions allows investors to meaningfully trend and analyze the performance of the core cash operations.

The Partnership defines EBITDA for any period as net income plus interest expense (including debt issuance and extinguishment costs), income taxes and depreciation and amortization.

EBITDA should not be considered an alternative to net income, operating income or any other measure of financial performance presented in accordance with GAAP. In evaluating performance as measured by EBITDA, management recognizes and considers the limitations of these measurements. EBITDA does not reflect obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA is only one of the measurements that management utilizes. Moreover, the Partnership’s definition of EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA in the same manner.

The following table presents a reconciliation of net income of Anchor to EBITDA of Anchor:

Reconciliation of Net Income of Anchor to EBITDA of Anchor:	Year Ended December 31, 2012 (In millions)
Net income	$5.1
Add:
Interest expense, net	9.6
Depreciation and amortization	7.2
Income tax expense	4.4

EBITDA	$26.3

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Securities Purchase Agreement, dated as of March 25, 2014, by and among ADF Holdings, Inc., Calumet Lubricants Co., Limited Partnership, the sellers listed therein, GarMark Advisors II L.L.C., as the sellers’ representative, and Calumet Specialty Products Partners, L.P., as guarantor.

99.1	Press release of Calumet Specialty Products Partners, L.P., dated March 26, 2014, announcing the Anchor Acquisition.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its general partner

Date: March 26, 2014	By:	/s/ R. Patrick Murray, II
Name: R. Patrick Murray, II Title: Senior Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

2.1*	Securities Purchase Agreement, dated as of March 25, 2014, by and among ADF Holdings, Inc., Calumet Lubricants Co., Limited Partnership, the sellers listed therein, GarMark Advisors II L.L.C., as the sellers’ representative, and Calumet Specialty Products Partners, L.P., as guarantor.

99.1	Press release of Calumet Specialty Products Partners, L.P., dated March 26, 2014, announcing the Anchor Acquisition.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules upon request.